Morgan Stanley Institutional Fund Trust
Core Plus Fixed Income Portfolio,
Corporate Bond Portfolio, Global Multi-
Asset Income Portfolio, Global Strategist
Portfolio, High Yield Portfolio, Mid Cap
Growth Portfolio, Short Duration Income
Portfolio, Strategic Income Portfolio
77I- Terms of New or Amended
Securities


Morgan Stanley Institutional Fund Trust
Core Plus Fixed Income Portfolio,
Corporate Bond Portfolio, Global Multi-
Asset Income Portfolio, Global Strategist
Portfolio, High Yield Portfolio, Mid Cap
Growth Portfolio, Short Duration Income
Portfolio, Strategic Income Portfolio
made changes to their share Class
offerings as described in the supplement to their Prospectuses filed via EDGAR with the Securities and Exchange
Commission on October 27, 2017
(accession number 0001104659-17-
064308) and incorporated by reference
herein.

Morgan Stanley Institutional Fund Trust
Core Plus Fixed Income Portfolio,
Corporate Bond Portfolio, Global Multi-
Asset Income Portfolio, Global Strategist
Portfolio, High Yield Portfolio, Mid Cap
Growth Portfolio, Short Duration Income
Portfolio, Strategic Income Portfolio
made changes to their share Class
offerings as described in the supplement to their Prospectuses filed via EDGAR with the Securities and Exchange
Commission on November 13, 2017
(accession number 0001104659-17-
067913) and incorporated by reference
herein.